UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 22, 2004

eMerge Interactive, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29037	65-0534535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10305 102nd Terrace Sebastian, FL	32958
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (772) 581-9700

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On November 22, 2004, eMerge Interactive, Inc. (the “Company”) entered into Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company agreed to sell to certain institutional investors (collectively, the “Investors”) in a private placement transaction an aggregate of 2,500,000 shares of common stock at an aggregate purchase price of $4,000,000 (or $1.60 per share). As part of the transaction, the Company also agreed to issue to the Investors warrants to purchase an aggregate of 875,000 shares of common stock at an exercise price of $2.00 per share and additional investment rights to purchase up to an aggregate of 1,250,000 shares of common stock at a purchase price of $1.60 per share. The transaction is subject to customary closing conditions and is scheduled to close on or before December 10, 2004. At closing, the placement agent for the transaction will receive a cash fee of $200,000 and a warrant to purchase an aggregate of 150,000 shares of common stock at an exercise price of $2.30 per share.

In connection with the offer and sale of securities to the Investors and the placement agent, the Company is relying on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. The Company believes that the Investors and the placement agent are an “accredited investors”, as such term is defined in Rule 501(a) promulgated under the Securities Act.

The Company has agreed to file, within 30 days after the closing, a registration statement covering the resale of the shares of common stock to be sold to the institutional investors and the shares of common stock issuable upon exercise of the warrants and additional investment rights to be issued to the institutional investors and the placement agent.

A copy of the Purchase Agreement, including forms of the Warrants and Additional Investment Rights to be issued to the institutional investors and a form of the Registration Rights Agreement, is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On November 22, 2004, the Company issued a press release announcing it has reached an agreement for the private placement of common stock, additional investment rights and warrants to certain institutional investors. A copy of the press release containing such announcement is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Securities Purchase Agreement, dated as of November 22, 2004, by and among eMerge Interactive, Inc. and the investor parties thereto.

99.1	Press release, dated November 22, 2004, announcing that eMerge Interactive, Inc. has reached an agreement for the private placement of common stock, additional investment rights and warrants to certain institutional investors (furnished pursuant to Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGE INTERACTIVE, INC.

Date:	November 22, 2004	By:	/s/ DAVID C. WARREN
		Name:	David C. Warren
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.:	Description:

10.1	Securities Purchase Agreement, dated as of November 22, 2004, by and among eMerge Interactive, Inc. and the investor parties thereto.

99.1	Press release, dated November 22, 2004, announcing that eMerge Interactive, Inc. has reached an agreement for the private placement of common stock, additional investment rights and warrants to certain institutional investors.